Exhibit 23.3

              [Letterhead of Deloitte & Touche, Hamilton, Bermuda]


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of ESG Re Limited on Form S-3 of our report dated February 19, 1998, appearing in the Annual Report on Form 10-K of ESG Re Limited for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ Deloitte & Touche
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January 8, 1999